Exhibit 4.2

EXECUTION COPY

AMENDMENT NO. 1

Dated as of April 30, 2015

to

LOAN AGREEMENT

Dated as of October 25, 2013

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of April 30, 2015 by and among Fiserv, Inc., a Wisconsin corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Loan Agreement dated as of October 25, 2013 by and among the Borrower, the financial institutions from time to time party thereto as Lenders (the “Lenders”) and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized definitional terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.

WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to an amendment to the Loan Agreement;

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1. Amendment to the Loan Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (the “Amendment No. 1 Effective Date”), the parties hereto agree that the Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended to insert the following new definitions in the appropriate alphabetical order:

“Amendment No. 1 Effective Date” means April 30, 2015.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Disqualified Institutions” means Persons that are reasonably determined by the Borrower to be competitors of the Borrower or its Subsidiaries and which have been specifically identified by the Borrower to the Administrative Agent and the Lenders in writing prior to the Amendment No. 1 Effective Date; provided that, the Borrower, by notice to the Administrative Agent and the Lenders after the Amendment No. 1 Effective

Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are competitors (or Affiliate thereof, to the extent such Affiliate (x) is clearly identifiable as an affiliate of such competitor on the basis of such Affiliate’s name and (y) is not a bona fide debt investment fund that is an Affiliate of such competitor) of the Borrower or its Subsidiaries, and each such supplement shall become effective two (2) Business Days after delivery thereof to the Administrative Agent and the Lenders (including through an Electronic System), but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans). It is understood and agreed that the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution.

“Disregarded Entity” means an entity that, pursuant to Treas. Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.

“Liquidity” means, as of any date of determination, the amount (if any) by which the Dollar Amount of unrestricted and unencumbered cash, cash equivalents and marketable securities of the Borrower and its Subsidiaries as reflected on the Borrower’s balance sheet and maintained by the Borrower and its Subsidiaries in the United States (or that could be repatriated to the United States (less the applicable combined federal and state marginal income tax due or payable that would be imposed on the Borrower or applicable Subsidiary in the case of, and with respect to, the repatriation of such cash to the United States, in each case as of such date)) exceeds $100,000,000 as of such date.

“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Specified Quarter” means a fiscal quarter of the Borrower during which an Acquisition has been consummated and the aggregate consideration paid or to be paid in respect of such Acquisition is equal to or greater than $500,000,000.

“U.S. Lender” means a Lender that is not a Foreign Lender.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

(b) The definition of “Alternate Base Rate” appearing in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth in the definition of “LIBO Rate”. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

(c) The term “Bank Holding Company Act” and its related definition appearing in Section 1.01 of the Loan Agreement are hereby deleted in their entirety.

(d) The definition of “Change in Law” appearing in Section 1.01 of the Loan Agreement is hereby amended to delete the phrase “date of this Agreement” appearing therein and replace such phrase with “Amendment No. 1 Effective Date”.

(e) The definition of “EBITDA” appearing in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“EBITDA” means, with respect to any Person for any period, the consolidated net earnings of such Person in respect of such period, plus, without duplication, the sum of each of the following with respect to such Person on a consolidated basis for such period to the extent deducted in the determination of such net earnings: (i) interest expense, (ii) provision for taxes, (iii) depreciation, (iv) amortization, (v) extraordinary losses incurred other than in the ordinary course of business (provided that, on and after December 15, 2015, the foregoing reference to “extraordinary” losses shall be deemed to refer to losses that are both “unusual” and “infrequent” in accordance with GAAP and as described in the Financial Accounting Standards Update No. 2015-01: Income Statement – Extraordinary and Unusual Items (Subtopic 225-20)), (vi) stock-based non-cash compensation expense , (vii) other non-cash charges, losses and expenses and other non-cash items, (viii) fees and expenses incurred during such period in connection with the credit facility evidenced by this Agreement or in connection with an Acquisition permitted hereunder, (ix) cash non-recurring expenses, costs, charges and losses in respect of discontinued operations and the issuance or incurrence of debt, (x) other cash non-recurring expenses, costs, charges and losses (including those resulting from restructurings, divestitures and severances) in an aggregate amount not to exceed $50,000,000 during any period of four consecutive fiscal quarters and (xi) with respect to each Acquisition, cost synergies (net of continued associated expenses) that, as of the date of calculation with respect to such period, are anticipated by the Borrower in good faith to be realized within 18 months following such Acquisition, net of the amount of any such cost synergies otherwise included, or added back, pursuant to this definition, provided that (A) the amount added back under this clause (xi) with respect to any period may not exceed five percent (5%) of EBITDA for such period (as calculated without giving effect to this clause (xi)) and (B) such cost synergies have been reasonably detailed by the Borrower (in a form consistent with the form provided to the Agents prior to the Amendment No. 1 Effective Date) in the applicable Compliance Certificate, minus (xii) extraordinary gains realized other than in the ordinary course of business (provided that, on and after December 15, 2015, the foregoing reference to “extraordinary” gains shall be deemed to refer to gains that are both “unusual” and “infrequent” in accordance with GAAP and as described in the Financial Accounting Standards Update No. 2015-01:

Income Statement – Extraordinary and Unusual Items (Subtopic 225-20)) and (xiii) any cash payments made during such period in respect of the item described in clause (vi) or (vii) above subsequent to the fiscal quarter in which the relevant stock-based non-cash compensation expense or other non-cash charge, as applicable, was incurred.

(f) The definition of “Electronic System” appearing in Section 1.01 of the Loan Agreement is hereby amended to insert the words “, Debt Domain, Syndtrak” immediately after the word “ClearPar®”.

(g) The definition of “Excluded Taxes” appearing in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any guarantor under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction under the laws of which such recipient is organized or in which it has a principal office or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or an assignment), to receive additional amounts pursuant to Section 2.17(a), (c) Taxes attributable to such recipient’s failure to comply with Section 2.17(d) and (d) any U.S. federal withholding tax that is imposed under FATCA.

(h) The definition of “Federal Funds Effective Rate” appearing in Section 1.01 of the Loan Agreement is hereby amended to insert the words “; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement” immediately before the period in the final sentence thereof.

(i) The definition of “FIN 46 Entity” appearing in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“FIN 46 Entity” means any Person the financial condition and results of which, solely due to Accounting Standards Codification 810 or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect (as amended, restated, supplemented, replaced or otherwise modified from time to time), the Borrower is required to consolidate in its financial statements.

(j) The definition of “Foreign Lender” appearing in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Foreign Lender” means a Lender that is neither a U.S. Person nor a Disregarded Entity that is treated for U.S. federal income Tax purposes as having as its sole owner a Person that is a U.S. Person.

(k) The term “Guaranty Ratings Threshold” and its related definition appearing in Section 1.01 of the Loan Agreement are hereby deleted in their entirety.

(l) The term “Holding Company” and its related definition appearing in Section 1.01 of the Loan Agreement are hereby deleted in their entirety.

(m) The definition of “Interest Period” appearing in Section 1.01 of the Loan Agreement is hereby amended to insert the phrase “day that is one week thereafter or the” immediately after the words “Borrowing and ending on the” appearing therein.

(n) The definition of “Interpolated Rate” appearing in Section 1.01 of the Loan Agreement is hereby amended to add to the end thereof the following sentence: “When determining the rate for a period which is less than the shortest period for which the LIBOR Screen Rate is available, the LIBOR Screen Rate for purposes of clause (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) from such commercially recognized service as the Administrative Agent may select in a manner consistent with that applied by the Administrative Agent generally to substantially similar credit facilities for which it acts as administrative agent.”

(o) The definition of “Leverage Ratio” appearing in Section 1.01 of the Loan Agreement is hereby amended to (x) add an “(i)” immediately after the “(a)” appearing therein, (y) delete the phrase “and the Subsidiaries” appearing therein and (z) insert the words “minus (ii) Liquidity, in each case” immediately after the words “Consolidated Indebtedness of the Borrower”.

(p) The definition of “LIBO Rate” appearing in Section 1.01 of the Loan Agreement is hereby amended to delete the phrase “administered by the British Bankers Association” and replace such phrase with “as administered by ICE Benchmark Administration”.

(q) The definition of “Loan Documents” appearing in Section 1.01 of the Loan Agreement is hereby amended to delete the phrase “the Subsidiary Guaranty,” appearing therein.

(r) The definition of “Loan Parties” appearing in Section 1.01 of the Loan Agreement is hereby amended to delete the phrase “and the Subsidiary Guarantors” appearing therein.

(s) The definition of “Material Adverse Effect” appearing in Section 1.01 of the Loan Agreement is hereby amended to delete the phrase “Effective Date” appearing therein and replace such phrase with “Amendment No. 1 Effective Date”.

(t) The definition of “Material Subsidiary” appearing in Section 1.01 of the Loan Agreement is hereby amended to delete the proviso at the end thereof in its entirety.

(u) The definition of “Net Worth” appearing in Section 1.01 of the Loan Agreement is hereby amended to delete the phrase “and the Subsidiaries” appearing therein.

(v) The definition of “Other Taxes” appearing in Section 1.01 of the Loan Agreement is hereby amended to delete the phrase “this Agreement” and replace such phrase with “any Loan Document”.

(w) The definition of “Permitted Sale-Leaseback Transactions” appearing in Section 1.01 of the Loan Agreement is hereby amended to replace the reference to “10.0%” appearing therein with “15.0%”.

(x) The definition of “Required Lenders” appearing in Section 1.01 of the Loan Agreement is hereby amended to add the phrase “subject to Section 2.20,” immediately after the word “means,”.

(y) The definition of “Revolving Facility Agreement” appearing in Section 1.01 of the Loan Agreement is hereby amended to (x) add the word “Second” immediately before the phrase “Amended and Restated Credit Agreement” and (y) delete the date “August 1, 2012” appearing therein and to replace such date with “April 30, 2015”.

(z) The definition of “Subsidiary Guarantor” appearing in Section 1.01 of the Loan Agreement is hereby deleted in its entirety.

(aa) The definition of “Subsidiary Guaranty” appearing in Section 1.01 of the Loan Agreement is hereby deleted in its entirety.

(bb) The definition of “Taxes” appearing in Section 1.01 of the Loan Agreement is hereby amended to add the words “, including any interest, additions to tax or penalties applicable thereto” immediately before the period at the end thereof.

(cc) Section 2.11 of the Loan Agreement is hereby amended to add the phrase “(other than in connection with a prepayment of all outstanding ABR Borrowings)” immediately after the phrase “each prepayment of an ABR Borrowing” appearing therein.

(dd) Section 2.15(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(iii) subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, commitments, or other obligations of the type that such Lender has hereunder, or its deposits, reserves, other liabilities or capital attributable thereto;”

(ee) Section 2.17 of the Loan Agreement is hereby amended to restate in its entirety the first paragraph thereof as follows:

“Any and all payments by or on account of any obligation of the Borrower or any guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or any other recipient of such payments (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or guarantor shall make such deductions and (iii) the Borrower or guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In the event that any such deduction or withholding can be reduced or nullified as a result of the application of any relevant double taxation convention, the Lenders and Administrative Agent will, at the expense of the Borrower, reasonably cooperate with the Borrower in making application to the relevant taxing authorities seeking to obtain such reduction or nullification, provided, however, that the Lenders and the Administrative Agent shall have no obligation to (i) engage in litigation with respect thereto, (ii) disclose any tax return or other confidential information or (iii) take any such action which would materially prejudice the legal or commercial position of such Lender or the Administrative Agent, as applicable.”

(ff) Section 2.17(b) of the Loan Agreement is hereby amended to replace the word “hereunder” appearing therein with the words “under any Loan Document”.

(gg) Section 2.17(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(d) (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(d)(ii)(A) and (ii)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any U.S. Lender shall deliver to Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(5) for purposes of furnishing the U.S. Tax Compliance Certificate as described in the foregoing clauses (3) and (4), if a Foreign Lender (or a foreign Participant) is a Disregarded Entity, the Foreign Lender will submit such certificate based on the status of the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Lender or Participant; and

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.”

(hh) Section 2.17(e) of the Loan Agreement is hereby amended to (x) add the parenthetical “(but only to the extent of the indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund)” immediately before the first period thereof and (y) delete the final sentence thereof in its entirety.

(ii) Section 2.17 of the Loan Agreement is hereby amended to add a new subsection (h) in its entirety as follows:

“(h) For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 1 Effective Date, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or 1.1471-2T(b)(2)(i).”

(jj) Section 2.19(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) If (i) any Lender (or any of its Participants) requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender (or any of its Participants) or any Governmental Authority for the account of any Lender (or any of its Participants) pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender shall determine that any law, regulation or treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Loans as contemplated by this Agreement or (v) any Lender shall enter into, or purport to enter into, any assignment or participation with a Disqualified Institution in violation of this Agreement, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender is reasonably acceptable to the Administrative Agent and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).”

(kk) Section 3.01 of the Loan Agreement is hereby amended to (x) delete the reference to “Each of the Borrower and its Material Subsidiaries” appearing therein and replace such reference with “The Borrower” and (y) delete the reference to “each of the Borrower and its Subsidiaries” appearing therein and replace such reference with “the Borrower”.

(ll) Section 3.04(a) of the Loan Agreement is hereby amended to (x) delete the words “on Schedule 3.04 and” appearing therein and (y) add the phrase “filed with the SEC prior to the Amendment No. 1 Effective Date” immediately after the reference to “8-K” appearing therein.

(mm) Section 3.11 of the Loan Agreement is hereby amended to (x) delete the words “set forth in Schedule 3.11 and except as” and (y) delete the words “best of the” appearing therein.

(nn) Section 3.12(b) of the Loan Agreement is hereby amended to (x) delete the date “December 31, 2012” appearing therein and to replace such date with “December 31, 2014” and (y) delete the phrase “Effective Date” appearing therein and replace such phrase with “Amendment No. 1 Effective Date”.

(oo) Section 3.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“SECTION 3.13. Material Subsidiaries. As of the date of this Agreement, each Material Subsidiary of the Borrower is set forth on Schedule 3.13.”

(pp) Section 3.14 of the Loan Agreement is hereby deleted in its entirety.

(qq) Section 3.15 of the Loan Agreement is hereby (x) redesignated as Section 3.14 and (y) amended to delete the words “the best of” appearing in subsections (a) and (b) therein.

(rr) Section 3.14(b)(iv) (as redesignated pursuant to the immediately preceding clause of this Amendment) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(iv) is (or, except as disclosed in writing to the Administrative Agent prior to the Amendment No. 1 Effective Date, has, to the Borrower’s knowledge, within the year preceding the Amendment No. 1 Effective Date) directly or, to the Borrower’s knowledge, indirectly engaged in, any dealings or transactions (1) with any Designated Person or (2) in any Sanctioned Country to the extent that after giving effect to such dealings or transactions the Borrower and its Subsidiaries have more than 5% of their consolidated assets in Sanctioned Countries or derive more than 5% of their consolidated revenues from investments in, or transactions with, Designated Persons or Sanctioned Countries.”

(ss) Section 5.10 of the Loan Agreement is hereby deleted in its entirety.

(tt) Section 5.11 of the Loan Agreement is hereby deleted in its entirety.

(uu) Section 6.01 of the Loan Agreement is hereby amended to delete the phrase “that is not a Subsidiary Guarantor” appearing therein.

(vv) Section 6.01(b) of the Loan Agreement is hereby amended to replace the words “Effective Date” with the words “Amendment No. 1 Effective Date”.

(ww) Section 6.01(f) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(f) other Indebtedness, provided that, immediately after giving effect thereto, the aggregate sum of all Indebtedness (without duplication) under this Section 6.01(f) (i) would not exceed the greater of (x) $500,000,000 and (y) 15.0% of Net Worth as determined at the time of, and immediately after giving effect to, the incurrence of such Indebtedness and (ii) subject to the preceding clause (i), to the extent secured by Liens, would be permitted under Section 6.02(l), (m), (o), (p) and/or (r).”

(xx) Section 6.02(g) of the Loan Agreement is hereby amended to replace the words “Effective Date” with the words “Amendment No. 1 Effective Date”.

(yy) Section 6.02(r) of the Loan Agreement is hereby amended to replace the reference therein to “10.0%” with the words “the greater of (i) $500,000,000 and (ii) 15.0%”.

(zz) Section 6.03 of the Loan Agreement is hereby amended to replace the words “a substantial part” appearing therein with the words “substantially all”.

(aaa) Section 6.06 of the Loan Agreement is hereby amended to delete the words “and any Subsidiary Guarantor” appearing therein.

(bbb) Section 6.08(a) of the Loan Agreement is hereby amended to (x) delete clause (i) thereof in its entirety and (y) redesignate clauses (ii) and (iii) thereof as clauses (i) and (ii) thereof, respectively.

(ccc) Section 6.09(a) of the Loan Agreement is hereby amended to delete the word “or” appearing therein and add the following proviso to the end thereof: “provided, that (i) the Borrower may, by written notice to the Administrative Agent for distribution to the Lenders and not more than two times during the term of this Agreement, elect to increase the maximum Leverage Ratio permitted under this Section 6.09(a) to 4.0 to 1.0 as of the end of a Specified Quarter and the three (3) consecutive fiscal quarters ending immediately following such Specified Quarter (each such period of four (4) consecutive fiscal quarters, an “Adjusted Covenant Period”) and (ii) notwithstanding the foregoing clause (i), the Borrower may not elect an Adjusted Covenant Period for at least two fiscal quarters following the end of an Adjusted Covenant Period before a new Adjusted Covenant Period is available again pursuant to the foregoing clause (i) (it being understood and agreed that at the end of an Adjusted Covenant Period, the maximum Leverage Ratio permitted under this Section 6.09(a) shall revert to 3.5 to 1.0 as of the end of each subsequent fiscal quarter unless and until another Adjusted Covenant Period is elected pursuant to the terms and conditions described above)); or”.

(ddd) Clause (e) of Article VII of the Loan Agreement is hereby amended to delete the phrase “or any Subsidiary Guarantor, as applicable,” appearing therein.

(eee) Section 9.01(a)(i) of the Loan Agreement is hereby amended to (x) delete the words “Executive Vice President and” appearing twice therein and (y) replace the words “General Counsel” with the words “Chief Legal Officer”.

(fff) Section 9.01(a)(ii) of the Loan Agreement is hereby amended to replace the words “7th Floor” appearing therein with the words “Floor L2”.

(ggg) Section 9.01(c) of the Loan Agreement is hereby amended to delete the final sentence thereof in its entirety.

(hhh) Section 9.02(b) of the Loan Agreement is hereby amended to replace clause (vi) appearing therein with “(vi) [intentionally omitted] or”.

(iii) Section 9.03(b) of the Loan Agreement is hereby amended to add the following sentence at the end thereof “This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.”

(jjj) Section 9.03(d) of the Loan Agreement is hereby amended to delete the phrase “except to the extent” appearing therein and replace such phrase with “other than for direct or actual damages”.

(kkk) Section 9.04(a) of the Loan Agreement is hereby amended to add the parenthetical “(and any attempted assignment or transfer by any Lender in violation of this Section shall be null and void)” immediately before the period in clause (ii) thereof.

(lll) Section 9.04(b)(ii)(C) of the Loan Agreement is hereby amended to (x) add “(x)” immediately after the words “the Administrative Agent” and (y) add the words “or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants” immediately after the words “Assignment and Assumption”.

(mmm) Section 9.04(b) of the Loan Agreement is hereby amended to amend and restate the definition of “Ineligible Institution” appearing therein in its entirety as follows:

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or the Parent of any Defaulting Lender, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.

(nnn) Section 9.04(b)(iv) of the Loan Agreement is hereby amended to replace the first “an” appearing therein with the words “a non-fiduciary”.

(ooo) Section 9.04(b)(v) of the Loan Agreement is hereby amended to (x) add “(x)” immediately after the words “receipt of” and (y) add the words “or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants” immediately after the words “and an assignee”.

(ppp) Section 9.08 of the Loan Agreement is hereby amended to delete the phrase “or any Subsidiary Guarantor” appearing therein.

(qqq) Section 9.09(b) of the Loan Agreement is hereby amended to add the words “sitting in the Borough of Manhattan” immediately after the words “Southern District of New York”.

(rrr) Section 9.12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the same extent as if they were parties hereto), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required (i) by applicable laws or regulations or (ii) by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the written consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries that the Administrative Agent or such Lender, as applicable, reasonably believes is not prohibited from disclosing such information to such party in violation of a duty of confidentiality to the Borrower or any of its Subsidiaries. In the event of disclosure pursuant to clause (c)(ii) above, the applicable disclosing Person shall, (x) to the extent not prohibited by applicable law, rule or regulation, as promptly as practicable notify the Borrower in writing of such required disclosure, (y) so furnish only that portion of the Information which such disclosing Person reasonably determines (which may be in reliance on the advice of legal counsel) it is legally required to disclose and (z) use commercially reasonable efforts to ensure that any such Information so disclosed is accorded confidential treatment. For the purposes of this Section, “Information” means all information which is received from or on behalf of the Borrower relating to the Borrower, its Subsidiaries or Affiliates or their respective business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but in no event less than a reasonable degree of care.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW AND AGREES TO UPDATE SUCH CREDIT CONTACT BY NOTICE TO THE BORROWER AND THE ADMINISTRATIVE AGENT FROM TIME TO TIME AS NECESSARY TO CAUSE THE FOREGOING REPRESENTATION TO BE TRUE AT ALL TIMES.”

(sss) Schedule 3.04 of the Loan Agreement is hereby deleted in its entirety.

(ttt) Schedule 3.11 of the Loan Agreement is hereby deleted in its entirety.

(uuu) Schedule 3.13 of the Loan Agreement is hereby amended to be named “List of Material Subsidiaries”.

(vvv) Schedule 6.01 of the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereof.

(www) Annex 1 of Exhibit A to the Loan Agreement is hereby amended to (x) delete the “and” appearing immediately before the “(vi)” appearing in Section 1.2 thereof and adding the words “, (vii) it is not a Disqualified Institution and (viii) it is not (and upon giving effect hereto will not be) a Defaulting Lender” immediately after the reference to “Section 108(e)(4) of the Code” appearing therein.

(xxx) Exhibit D to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereof.

(yyy) The Exhibits to the Loan Agreement are hereby amended to add Exhibits G-1 through G-4 as set forth on Exhibit C hereof.

(zzz) Effective as of the Amendment No. 1 Effective Date, the parties hereto agree that (i) each of the subsidiary guarantors under the Loan Agreement is hereby released from its obligations under the Subsidiary Guaranty dated as of October 25, 2013 made by the subsidiary guarantors named therein in favor of the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”) and (ii) the Subsidiary Guaranty is hereby terminated and of no further force or effect (other than any provisions thereof which expressly survive such termination in accordance with the terms thereof).

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (i) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, each of the Lenders and the Administrative Agent and (ii) the Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s reasonable and documented out-of-pocket expenses (including, to the extent invoiced, reasonable fees and expenses of counsel for the Administrative Agent) in connection with this Amendment, in each case to the extent the Borrower has received reasonably detailed invoices at least one (1) Business Day in advance of the Amendment No. 1 Effective Date. The Administrative Agent shall notify the Borrower promptly in writing of the effectiveness of this Amendment, which notice shall be conclusive and binding.

3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent on the Amendment No. 1 Effective Date as follows:

(a) This Amendment and the Loan Agreement as modified hereby constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to the availability of specific performance as a remedy.

(b) As of the date hereof and after giving effect to the terms of this Amendment, (i) the representations and warranties of the Borrower set forth in the Loan Agreement (other than the representations contained in Section 3.04(a) and 3.12(b) thereof) are true and correct on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) no Default has occurred and is continuing.

4. Reference to and Effect on the Loan Agreement.

(a) Upon the effectiveness hereof, each reference to the Loan Agreement in the Loan Agreement or any other Loan Document shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Loan Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a “Loan Document” under (and as defined in) the Loan Agreement.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

FISERV, INC., as the Borrower

By	/s/ Thomas J. Hirsch
	Name:	Thomas J. Hirsch
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By	/s/ Richard Barritt
	Name:	Richard Barritt
	Title:	Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

BANK OF AMERICA, N.A., as a Lender

By	/s/ Mukesh Singh
	Name:	Mukesh Singh
	Title:	Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By	/s/ Lillian Kim
	Name:	Lillian Kim
	Title:	Director

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ Jerrod Clements
	Name:	Jerrod Clements
	Title:	Assistant Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Jeremy Schultz
	Name:	Jeremy Schultz
	Title:	Director

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

SUNTRUST BANK, as a Lender

By	/s/ David Bennett
	Name:	David Bennett
	Title:	Director

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Henry R. Hissrich IV
	Name:	Henry R. Hissrich IV
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

CITIZENS BANK, N.A., as a Lender

By	/s/ Jeffrey P. Huening
	Name:	Jeffrey P. Huening
	Title:	Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

TORONTO DOMINION (TEXAS) LLC, as a Lender

By	/s/ Marie Fernandes
	Name:	Marie Fernandes
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

BRANCH BANKING AND TRUST COMPANY, as a Lender

By	/s/ Andrey Rudnitsky
	Name:	Andrey Rudnitsky
	Title:	Assistant Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

BMO HARRIS BANK N.A., as a Lender

By	/s/ Ronald J. Carey
	Name:	Ronald J. Carey
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

KEYBANK NATIONAL ASSOCIATION, as a Lender

By	/s/ David A. Wild
	Name:	David A. Wild
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

THE HUNTINGTON NATIONAL BANK, as a Lender

By	/s/ Lori Cummins-Meyer
	Name:	Lori Cummins-Meyer
	Title:	Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

THE NORTHERN TRUST COMPANY, as a Lender

By	/s/ Murtuza Ziauddin
	Name:	Murtuza Ziauddin
	Title:	Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Daniel Holzhauer
	Name:	Daniel Holzhauer
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

COMERICA BANK, as a Lender

By	/s/ Mark J. Leveille
	Name:	Mark J. Leveille
	Title:	Vice President

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By	/s/ Christopher Day
	Name:	Christopher Day
	Title:	Authorized Signatory

By	/s/ Remy Riester
	Name:	Remy Riester
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to

Loan Agreement dated as of October 25, 2013

Fiserv, Inc.

Exhibit A

SCHEDULE 6.01

Existing Indebtedness

SCHEDULE 6.01

LIST OF EXISTING INDEBTEDNESS

None.

Exhibit B

EXHIBIT D

[INTENTIONALLY OMITTED]

Exhibit C

EXHIBIT G-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Loan Agreement dated as of October 25, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Fiserv, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (c) not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT G-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Loan Agreement dated as of October 25, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Fiserv, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (c) not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT G-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Loan Agreement dated as of October 25, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Fiserv, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such participation for purposes other than U.S. federal income tax purposes, (iii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT G-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Loan Agreement dated as of October 25, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Fiserv, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) for purposes other than U.S. federal income tax purposes, (iii) it (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]